Exhibit 10.26

Contract number：

Agreement of Product Purchase

and Sales Cooperation Framework

Party A (the Buyer):

Party B (the Seller):

Based on the principles of fairness, impartiality, mutual benefit, honesty, and trustworthiness, the agreement (hereinafter referred to as “the Agreement”) is entered into between Party A and Party B on terms and conditions mutually agreed upon as follows.

① Upon signing the Agreement, Party B fully acknowledges the legality and validity of each of the consignees (hereinafter referred to as “the Consignee”) entrusted by Party A (that signs a contract with Party B) to handle the product purchase and sales in the Agreement. The Consignee referred to in the Agreement shall independently assert the rights in the Agreement and its specific purchase orders to Party B in its respective name (or have “Party A” as its agent to handle the matters on their behalf, but any legal consequences arising from the entrusted matters of the Consignee shall be borne independently by the Consignee). The Consignee shall independently fulfill its obligations and assume responsibilities in accordance with the Agreement (i.e. the Consignee referred to in the Agreement shall not be held jointly liable for any purchase orders or other matters related to other consignees in the Agreement).

② The term “product” referred to in the Agreement includes but is not limited to the products listed in the annex named Main Product Catalog and Quality Standards (hereinafter referred to as “Annex 1”). After mutual agreement concerning the products is achieved between Party A and Party B, the types of products supplemented/changed in specific purchase orders shall be applied to the Agreement automatically (i.e., the supplemented/changed product types shall be deemed as effective as the ones in Annex 1 of the Agreement).

③ The Agreement shall be valid from the date of signature and confirmation by both parties, until ____________. The expiration of the Agreement does not necessarily result in the cancellation/termination/invalidity of the purchase order. If the validity period of the Agreement expires while the purchase orders that have already taken effect during the validity period of the Agreement have not been fully fulfilled, both parties shall continue to fulfill the purchase orders in accordance with the provisions of the Agreement. Upon the expiration of the Agreement, both parties may choose to terminate or continue the cooperation and sign a new written agreement.

On the basis of a complete reading, understanding, recognition, and compliance with the above terms, Party A and Party B, in accordance with the provisions of relevant national and local rules, standards, regulations, and law such as the Civil Code of the People’s Republic of China, the Product Quality Law of the People’s Republic of China, and Regulations on Administration of Veterinary Drugs, as well as the principle of equality, mutual benefit, and friendly consultation, Party A and Party B have agreed on the purchase of vaccine products from Party B to Party A (as well as the Consignee) in the Agreement (specifically subject to the products listed in the annexes and purchase orders in the Agreement) and other related matters. The Agreement is signed in accordance with the law and is jointly observed.

1. Quality Standards

(i) The production, packaging, transportation, sales, and quality standards of all products supplied by Party B to Party A in accordance with the Agreement and its purchase orders shall comply with the national and local laws, regulations, standards, and procedures such as the Product Quality Law of the People’s Republic of China and the Regulations on the Administration of Veterinary Drugs, shall comply with the quality standards of product registration, filing and labeling, shall comply with the product quality standards agreed upon in the Agreement (i.e. the specified product quality indicators/parameters/execution standards listed in Annex 1), and shall not go below the relevant national standards, local standards, industry standards in effect at the time of contract performance and the standards promised by Party B (as the product information provided to Party A or other recipients by Party B); (ii) the products provided by Party B shall comply with national mandatory standards to be free of pollutants, prohibited substance or components, and to perform stable quality without any rights infringement or quality defects; (iii) Party B guarantees that the supplied products are strictly produced and installed in accordance with the prescribed processes, standards, and procedures. At the time of delivery, the products shall be brand new, qualified, and produced independently by Party B (and not allowed to be processed by other parties) with a legal and valid brand. Party B shall provide quality and certification documents of the products along with the delivery (such as product qualification certificates, manuals, quality assurance certificates/warranty and maintenance certificates, etc.).

2. Packaging, transportation, and cost

(i) Party B shall provide product packaging free of charge and transport the products to the delivery location designated by the Consignee (along with the product quality testing/inspection reports and other quality certification documents required by the Consignee) in a timely manner to the contact person designated by the Consignee (and specific information in the purchase order shall prevail) in accordance with the national regulations of appropriate packaging and transportation. The products shall be transported to; (ii) Party B shall ensure product quality and transportation safety to the utmost during packaging and transportation. The delivery shall be deemed completed only after the products arrive at the designated location and are unloaded, inspected, and confirmed by the Consignee. Party B shall bear all risks, responsibilities, and costs before the delivery of the products in accordance with the Agreement; (iii) Party B shall not use vehicles for carrying livestock or vehicles with excessive exhaust emissions to transport the products, and shall not mix the products with meat products. Otherwise, it shall be deemed as a serious breach of contract by Party B; (iv) the transportation costs shall be borne as Point _____ described as follows: a. all transportation costs shall be borne by Party B, and the price of the purchase order includes all costs for Party B to transport the products to the designated location designated by Party A; b. part of the transportation costs shall be borne by Party B, and the price of the purchase order includes all costs incurred by Party B to transport the products to the designated location designated by Party A within a certain range of ______ beyond which any costs incurred shall be calculated and charged based on the standard of _____ yuan/km; c. the price of the purchase order does not include transportation costs and the specific payment shall be negotiated and confirmed by both parties through a written agreement.

3. Product price, delivery, and settlement terms

(i) The unit price and total value of the products of any purchase order involved in the Agreement shall be the CIF price to the delivery location specified by the Consignee unless otherwise specified; (ii) the total value of the products involved in each purchase order shall be adjusted accordingly after the purchase order is confirmed to be effective if the applicable tax rate for the transactions/taxable activities involved in the Agreement is adjusted by the state; (iii) Party A (or the Consignee) and Party B agree to adopt cash on delivery for the products in the Agreement. Party B shall issue an invoice of equal amount of the ordered product value to the Consignee according to the ordered quantity specified in the purchase order (and the invoice should be issued and delivered to Party A or the Consignee as required within 30 days after the arrival of the products), and the Consignee should settle the payment for the ordered products in cash, bank transfer, commercial acceptance draft, or bank acceptance draft according to the actual situation within ________ day(s) after Party B completes the product delivery and issues the invoice.

4. Acceptance and discrepancy

The quantity/weight of the products in the Agreement shall be based on the delivery quantity (or the weight stated on the measurement list of Party A) and determined by the Consignee based on actual measurement after the products arrive at the location designated by the Consignee; Party A (or the Consignee) shall promptly inspect, confirm, and verify the quantity of the products and documents attached upon receipt, and conduct product quality inspection and acceptance before the expiration of the product’s validity period.

5. Liability for breach of contract

(i) Party B shall pay a penalty equivalent to ____% of the delayed delivery value for each day of delay in delivery to the Consignee and compensate for the Consignee’s losses; if Party B is overdue for more than______ days, or if Party B fails to complete the delivery of all products as agreed, or if there are defects in the rights or quality of the products delivered by Party B, or if Party B fails to provide invoices or has any other breach of contract, Party A (or the Consignee) shall have the right to cancel/terminate the Agreement, Party B shall pay a penalty equivalent to ____% of the delayed delivery value for each day of delay in delivery to Party A(or the Consignee) and compensate for any losses of Party A and the Consignee; (ii) after Party B delivers qualified products as agreed, if the Consignee fails to pay Party B ____ working days after the agreed payment deadline expires (i.e. the grace period), the Consignee shall pay interest on the unpaid amount to Party B from the date of expiration of the grace period (and the interest shall be calculated based on the one-year loan market quoted interest rate published by the National Interbank Funding Center of China).

6. Dispute resolution

(i) Any dispute arising from or in connection with the Agreement and its purchase orders or any conflict with the agreed product quality standards shall be jointly negotiated and resolved by Party B and Party A (or the Consignee); if a consensus can be reached through negotiation, a written agreement (or supplementary agreement shall be signed) shall be processed in a timely manner to resolve the dispute; if a consensus cannot be reached through negotiation, it shall be deemed that the national standards, local standards, industry standards, enterprise standards (including the standards promised by Party B in the product information provided to Party A or other recipients) and the quality standards specified in relevant specifications, regulations, and other rules in effect at the time of contract performance shall prevail; (ii) any dispute arising between Party B and the Consignee regarding matters related to the Agreement and its purchase orders shall be jointly negotiated and resolved; if no consensus can be reached through negotiation, all parties shall file a lawsuit with the People’s Court with jurisdiction in the place where the Agreement is signed.

7. Miscellaneous: ____________________________________________________

8. Supplementary provisions: _______________________________________

Both Party A and Party B hereby declare that they have fully communicated and negotiated with each other regarding all terms before signing the Agreement, and have read the Agreement in a complete and detailed manner. There is no doubt about all terms of the Agreement, and both parties have a correct understanding of their rights, obligations, and legal responsibilities, The signing of the Agreement by both parties is a true expression of their respective intentions, and they promise not to demand the revocation or termination of the Agreement on the grounds of significant misunderstanding or obvious unfairness, nor will they claim that the Agreement is not effective or invalid for any reason.

Annex 1: Main Product Catalog and Quality Standards

Annex 2: Product Acceptance Standards

Party A（the Buyer）	Party B（the Seller）
Legal representative/entrusted agent	Legal representative/entrusted agent
Signed on	Signed on

Annex 1: Main Product Catalog and Quality Standards

Product name	Specification/Model	Unit price	Validity of price	Quality index	Parameter	Execution standard

Annex 2: Product Acceptance Standards

Product name	Acceptance standards	Acceptance method

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